Exhibit 23(d)









                       Independent Auditors' Consent
                       -----------------------------








The Board of Directors
Macco Investments, Inc.:


We consent to the use of our report dated February 25, 1994 on the consolidated financial statements of Macco Investments, Inc. and subsidiary as of January 29, 1994 and January 30, 1993 and for each of the years in the three-year period ended January 29, 1994 incorporated herein by reference.


                              /s/ KPMG Peat Marwick LLP

                              KPMG PEAT MARWICK LLP


Jackson, Mississippi
January 3, 1996